Exhibit 10.93

AMENDMENT NO. 1
TO SECURITY AGREEMENT

This AMENDMENT NO. 1 TO SECURITY AGREEMENT (this “Amendment”), is made effective as of April 27, 2007 (the “Effective Date”), by and between SMARTIRE SYSTEMS, INC., a British Columbia corporation with its principal place of business located at Suite #150 - 13151 Vanier Place, Richmond, BC V6V 2J1, British Columbia, Canada (the “Debtor”) and the parties listed on Schedule I attached hereto (each a “Secured Party” and, collectively, the “Secured Parties”) with reference to the following recitals:

A.           Secured Party and the Company entered into that certain Security Agreement, dated January 23, 2007 (the “Master Agreement”).

B.           Contemporaneously with the execution of this Amendment, Xentenial Holdings Limited (the “Investor”) and the Company are entering into a securities purchase agreement (the “SPA”) pursuant to which the Company shall issue and sell to the Investors additional secured convertible debentures (the “Additional Convertible Debentures”) which shall be convertible into that number of shares (the “Additional Conversion Shares”) of the Company’s Common Stock.

C.           To induce the Investor to execute and deliver the SPA, and to induce the other Secured Parties to consent to the transaction contemplated by the SPA, the Company has agreed to amend the Master Agreement to provide certain amendments to the Master Agreement to specifically include the Additional Convertible Debentures as part of the “Obligations” as defined in the Master Agreement and to include certain accounts receivable as part of the “Pledged Property” under the Master Agreement.

FOR GOOD AND VALUABLE CONSIDERATION, the receipt and sufficiency of which is hereby acknowledged, Investor and the Company agree as follows:

1.           Convertible Debentures.  The Definition of the term “Convertible Debentures” as used in the Master Agreement shall hereinafter include the Additional Convertible Debentures.

2.           Obligations Secured.  The definition of the term “Obligations” as used in the Master Agreement shall include all the obligations of the Debtor to the Secured Party under the Additional Convertible Debentures.

3.           Permitted Liens.  Section 6.2(k) of the Master Agreement shall be deleted in its entirety to remove any security interest granted to a Factor from the definition of Permitted Liens.

4.           Pledged Property.  Exhibit A of the Master Agreement shall be removed and replaced with the Amended Exhibit A attached hereto.

5.           PPSA Filing.  Simultaneously with the execution and delivery of this Amendment, the Debtor shall make, execute, acknowledge, file, record and deliver to the Secured Parties any documents reasonably requested by the Secured Parties, acting reasonably, to amend their respective security interests in the Pledged Property in the Personal Property Registry maintained under the Personal Property Security Act (British Columbia) (the “PPSA(BC)”).  Simultaneously with the execution and delivery of this Agreement, the Debtor shall make, execute, acknowledge and deliver to the Secured Parties such documents and instruments, including, without limitation, financing statements, certificates, affidavits and forms as may, in the Secured Parties’ reasonable judgment, be necessary to effectuate, complete or perfect, or to continue and preserve, or amend, the security interest of the Secured Parties in the Pledged Property, and each Secured Party shall hold such documents and instruments as secured party, subject to the terms and conditions contained herein.

6.           Definitions.  Capitalized terms not otherwise defined herein shall have the meaning ascribed to them under the Master Agreement, and if not defined in the Master Agreement shall have the meaning ascribed to them in the Operating Agreement.

7.           Non-Impairment.  Except as expressly modified herein, the Master Agreement shall continue in full force and effect, and the parties hereby reinstate and reaffirm the Master Agreement as modified herein.

8.           Inconsistencies.  In the event of any inconsistency, ambiguity or conflict between the terms and provisions of this Amendment and the terms and provisions of the Master Agreement, the terms and provisions of this Amendment shall control.

9.           Counterparts.  This Amendment may be executed in any number of counterparts, each of which when executed will be deemed an original and all of which, taken together, well be deemed to be one and the same instrument.

REMAINDER OF PAGE INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first above written.

COMPANY:
Smartire Systems Inc.

By: /s/ Jeff Finkelstein
Name: Jeff Finkelstein
Title: Chief Financial Officer

SECURED PARTY:
CORNELL CAPITAL PARTNERS, L.P.

By: Yorkville Advisors, LLC
Its: Investment Manager

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SECURED PARTY:
XENTENIAL HOLDINGS LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SECURED PARTY:
STAROME INVESTMENTS LIMITED

By: /s/ Michael Weiss
Name: Michael Weiss
Title: Director

SECURED PARTY:
STARAIM ENTERPRISES LIMITED

By: /s/ Mark Angelo
Name: Mark Angelo
Title:

SCHEDULE I

NAME OF SECURED PARTIES AND

CONVERTIBLE DEBENTURES ISSUED TO EACH SECURED PARTY

SECURED PARTY	CONVERTIBLE DEBENTURE
Cornell Capital Partners, LP	5% convertible debenture issued on May 20, 2005 in the original principal amount of $1,500,000, as amended.

Starome Investments Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $20 Million.

Xentenial Holdings Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $8 Million.
10% convertible debenture issued on January 23, 2007 in the original principal amount of $684,000.
10% convertible debenture issued on February 9, 2007 in the original principal amount of $334,000.
10% convertible debenture issued on March 2, 2007 in the original principal amount of $782,000.
10% convertible debenture issued on April 24, 2007 in the original principal amount of $1,150,000.

Staraim Enterprises Limited	10% convertible debenture issued on December 30, 2005 in the original principal amount of $2.0 Million.

AMENDED EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

AMENDED EXHIBIT A

DEFINITION OF PLEDGED PROPERTY

For the purpose of securing prompt and complete payment and performance by the Company of all of the Obligations, subject to Section 2 below, the Company unconditionally and irrevocably hereby grants to the Secured Party a continuing security interest in and to, and lien upon, the following Pledged Property of the Company:

1.

(a)           all goods of the Company, including, without limitation, machinery, equipment, furniture, furnishings, fixtures, signs, lights, tools, parts, supplies and motor vehicles of every kind and description, now or hereafter owned by the Company or in which the Company may have or may hereafter acquire any interest, and all replacements, additions, accessions, substitutions and proceeds thereof, arising from the sale or disposition thereof, and where applicable, the proceeds of insurance and of any tort claims involving any of the foregoing;

(b)           subject to Section 2 below, all inventory of the Company, including, but not limited to, all goods, wares, merchandise, parts, supplies, finished products, other tangible personal property, including such inventory as is temporarily out of Company’s custody or possession and including any returns upon any accounts or other proceeds, including insurance proceeds, resulting from the sale or disposition of any of the foregoing;

(c)           all contract rights and general intangibles of the Company, including, without limitation, goodwill, trademarks, trade styles, trade names, leasehold interests, partnership or joint venture interests, patents and patent applications, copyrights, deposit accounts whether now owned or hereafter created;

(d)           all documents, warehouse receipts, instruments and chattel paper of the Company whether now owned or hereafter created;

(e)           all accounts and other receivables, instruments or other forms of obligations and rights to payment of the Company (herein collectively referred to as “Accounts”), together with the proceeds thereof, all goods represented by such Accounts and all such goods that may be returned by the Company’s customers, and all proceeds of any insurance thereon, and all guarantees, securities and liens which the Company may hold for the payment of any such Accounts including, without limitation, all rights of stoppage in transit, replevin and reclamation and as an unpaid vendor and/or lienor;

(f)           to the extent assignable, all of the Company’s rights under all present and future authorizations, permits, licenses and franchises issued or granted in connection with the operations of any of its facilities;

(g)           all equity interests, securities or other instruments in other companies, including, without limitation, any subsidiaries, investments or other entities (whether or not controlled); and

(h)           all products and proceeds (including, without limitation, insurance proceeds) from the above-described Pledged Property.

2.           Notwithstanding the forgoing, for greater certainty, Pledged Property does not include any of the following:

(a)           any and all equipment, and any and all proceeds arising from the disposition thereof, identified as:

(i) Selective spray coater, Camalot 4398” under lease to Foreseeson Technology Inc. subject to a purchase option in the lease agreement that provides that Foreseeson, following the 12th month of the term (which is February 1, 2007), Foreseeson shall have the option to purchase the equipment at a price of $37,044.

(ii) M4L Plasma Etching Machine held at Vansco Electronics (Morton) located at 1651 North Main Street, Morton, IL 61550.

(iii) Novolas Laser Welding Machine held at Vansco Electronics (Morton) located at 1651 North Main Street, Morton, IL 61550.